Chembio Appoints Sharon Klugewicz as Chief Operating Officer

MEDFORD, N.Y (May 22, 2013) – Chembio Diagnostics, Inc. (NASDAQ: CEMI), a leader in point-of-care diagnostic tests, announced today the appointment of Sharon Klugewicz as its Chief Operating Officer, effective May 22, 2013.

In this newly created position, Ms. Klugewicz is responsible for all the Company’s operational activities, working closely with each of the functional areas of the Company including research and development, manufacturing, regulatory affairs, and sales and marketing. Ms. Klugewicz joined Chembio in September 2012 as Vice President of Quality Assurance/Quality Control ("QA/QC") and Technical Operations.

Lawrence Siebert, Chembio’s Chief Executive Officer, commented, “Sharon has made a significant impact on Chembio since joining us in September.  With the increasing number of product development, manufacturing and commercial opportunities we have and are considering, establishing this position with Sharon’s leadership and depth of experience, should strengthen the infrastructure to ensure that the Company’s operational needs are fully addressed and thereby enable us to achieve our long term goals.”

Sharon Klugewicz commented, “I am delighted to be part of the Chembio team, and excited about the opportunity to build and grow the business to meet the needs of our customers and shareholders.  We have a robust pipeline of innovative products, and are prepared to deliver these superior point-of-care rapid testing solutions to the market over the next several years and into the future”.

Before joining Chembio Ms. Klugewicz was with Pall Corporation (NYSE:PLL), a world leader in filtration, separation and purification technologies, where her most recent role was Sr. Vice President, Scientific & Laboratory Services (SLS).  In this role, she was responsible for lab operations and scientific staff management globally. During her more than 20 years of experience since joining Pall as a molecular biologist, Ms. Klugewicz held a number of positions in the Pall Life Sciences Division, in Marketing, Product Management, and Field Technical Services, including Sr. Vice President, Global Quality Operations. Ms. Klugewicz holds an M.S. in Biochemistry from Adelphi University and a B.S. in Neurobiology from Stony Brook University.

About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $10 billion point-of-care testing market. Chembio’s two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Alere, Inc. (formerly, Inverness Medical Innovations, Inc.). Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors.  Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies.  This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP®. Headquartered in Medford, NY, with approximately 170 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U. S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485.   For more information, visit our website at www.chembio.com.

Forward-Looking Statements
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:
Chembio Diagnostics
Susan Norcott
(631) 924-1135, ext. 125
snorcott@chembio.com

LHA
Anne Marie Fields
(212) 838-3777
AFields@lhai.com
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